Exhibit 10.2

OUS COMMERCIALIZATION AGREEMENT

OUS COMMERCIALIZATION AGREEMENT (the “Commercialization Agreement”), dated as of the “Effective Date”, by and between Animas Corporation, a Delaware corporation having an address at 200 Lawrence Drive, West Chester, PA 19380 (“Animas”), and DexCom, Inc., a Delaware corporation having an address at 6340 Sequence Drive, San Diego, CA 92121 (“DexCom”).

WHEREAS, DexCom and Animas have entered into the Amended and Restated Joint Development Agreement (as defined below) pursuant to which DexCom and Animas will develop the Integrated System (as defined below);

WHEREAS, Animas and DexCom desire to establish a process by which the Enabled Pump (as defined below) Transmitters (as defined below) and Sensors (as defined below) may be purchased and delivered to customers in a coordinated fashion in the regions outside the United States; and

WHEREAS, the parties are willing to carry out the educational, sales, training and promotional activities contemplated herein;

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

As used throughout this Commercialization Agreement, each of the following terms shall have the respective meaning set forth below:

1.01 “Affiliate” means any corporation or other entity that is directly or indirectly controlling, controlled by or under common control with a party. For the purpose of this definition, “control” means the direct or indirect ownership of more than fifty percent (50%) of the capital stock of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, interests entitled to vote in the election of the corresponding managing authority).

1.02 “Animas Trademarks” shall mean OneTouch™ and such other Animas trademarks as Animas may designate in writing to DexCom from time to time.

1.03 “Commercial Launch Date” shall mean the date on which Animas transacts the first commercial sale of the Enabled Pump in the Territory.

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.04 “Confidential Information” shall have the meaning given to such term in Article 8.

1.05 “DexCom Trademarks” shall mean DexCom™ and such other DexCom trademarks as DexCom may designate in writing to Animas from time to time.

1.06 “Effective Date” shall mean January 12, 2009.

1.07 “Embedded System” shall mean the hardware design and software owned, developed, or licensed by DexCom to enable an insulin infusion pump to receive output from a disposable continuous glucose monitoring electrode sensor and convert the output into glucose results, including any improvements and successor products included as part of the Integrated System pursuant to Section 2 of the Joint Development Agreement.

1.08 “Enabled Pump” shall mean the Animas insulin pump that is described in Schedule A which shall include the Embedded System, and each future insulin pump system, if any, developed by Animas for use as part of an Integrated System.

1.09 “Ineligible Person” shall mean any individual or entity who: (a) is currently excluded, debarred or otherwise ineligible to participate in government health care programs or in government procurement or non-procurement programs; or (b) has been convicted of a criminal offense related to the provision of health care items or services, but has not yet been excluded, debarred or otherwise declared ineligible.

1.10 “Integrated System” shall mean an insulin infusion pump system capable of displaying and processing continuous glucose monitoring data as more fully described in Schedule A and any future such system developed under the Joint Development Agreement. The Integrated System is comprised of: (i) the Enabled Pump (including the Embedded System), (ii) the Software, (iii) the Sensor and (iv) the Transmitter.

1.11 “J&J Universal Calendar” shall mean the calendar set forth as Exhibit C hereto, as updated by Animas from time to time through written notice to DexCom.

1.12 “Joint Development Agreement” shall mean the Amended and Restated Joint Development Agreement between Animas and DexCom dated as of January 12, 2009.

1.13 “Regulatory Approval” shall mean the approval by appropriate government authorities to market the Integrated System.

1.14 “Sensor” shall mean a disposable continuous glucose monitoring electrode sensor, which is a DexCom component of the Integrated System and was designed and developed by DexCom to (i) penetrate the patient’s skin to come into contact with the patients interstitial fluid (ii) measure interstitial fluid glucose level, and (iii) be connected to a Transmitter to communicate measurement signals indicative of glucose values, as measured by the Sensor to the Transmitter, including any improvements and successor products included as part of the Integrated System pursuant to Section 2 of the Joint Development Agreement.

1.15 “Software” shall mean the program provided as part of the Integrated System that allows customers to download all the data from Enabled Pump (e.g., insulin dosing, episodic BG readings and continuous readings), including any improvements and successor products included as part of the Integrated System pursuant to Section 2 of the Joint Development Agreement.

1.16 “Territory” shall mean worldwide, excluding the United States.

1.17 “Transmitter” shall mean a DexCom radio frequency transmitter located on or near the skin surface and connected to the Sensor, which receives and transmits the representative glucose value measured by the Sensor to the Enabled Pump, including any improvements and successor products included as part of the Integrated System pursuant to Section 2 of the Joint Development Agreement.

ARTICLE 2

GRANTS OF RIGHTS AND OTHER OBLIGATIONS

2.01 Intellectual Property Licenses; Royalty.

(a) Subject to the restrictions, limitations, reservations and conditions set forth in this Commercialization Agreement, DexCom hereby grants to Animas, and Animas hereby accepts, an exclusive license in the Territory to the Embedded System to use, import, make, have made, offer, sell and have sold ambulatory insulin infusion pumps, including the Enabled Pump, which include the Embedded System. For the avoidance of doubt, the license granted by this Section 2.01(a) shall extend during the Term of this Agreement and shall survive any termination of this Agreement on a non-exclusive basis until such time as (i) Animas decides, in its sole discretion, to discontinue marketing and sales of the Enabled Pump (or successor product) and (ii) Animas fulfills all customer service and warranty obligations with respect to such Enabled Pumps.

(b) Subject to the restrictions, limitations, reservations and conditions set forth in this Commercialization Agreement, DexCom hereby grants to Animas, and Animas hereby accepts, a royalty-free, non-exclusive license under all applicable intellectual property of DexCom to use, import, offer, sell and have sold the Sensors and Transmitters in the Territory. For the avoidance of doubt, the license granted by this Section 2.01(b) shall extend during the Term of this Agreement and shall survive any termination of this Agreement until such time as Animas completes the sale of any inventory of Sensors and Transmitters in accordance with Section 11.05(b).

(c) Animas shall have the right to sublicense its rights hereunder to its Affiliates and to third party suppliers, manufacturers, agents and consultants solely for the fulfillment of Animas’ obligations under this Commercialization Agreement. Animas will notify DexCom of all sublicenses, within 60-days of the grant of each sublicense.

(d)

(i) In consideration of the license granted by Section 2.01(a), Animas shall pay to DexCom an amount equal to Two Hundred Dollars ($200.00) for each Enabled Pump sold by Animas and its sublicensees in the Territory (exclusive of any such Enabled Pumps that are distributed as samples, demonstration units or warranty stock) (the “Enabled Pump Royalty”). Within [******]days after the end of each quarter under the J&J Universal Calendar, Animas shall deliver to DexCom a report setting forth for such quarter the gross number (by Animas and its sublicensees) of Enabled Pumps sold in the Territory (exclusive of any such Enabled Pumps that are distributed as samples, demonstration units or warranty stock) and amount of the Enabled Pump Royalty due hereunder. Payment of the Enabled Pump Royalty shall be remitted within [******]days after the end of each such quarter. Animas shall keep accurate books and accounts of record in connection with the calculation of Enabled Pump Royalty payments to be made under this Commercialization Agreement. Animas shall maintain such records for a period of at least [******] years after the end of the calendar year in which they were generated. Upon [******] days prior written notice, DexCom may audit, at DexCom’s expense, the relevant books and records of Animas as may be reasonably necessary to verify the accuracy of the reports submitted by Animas in connection with the payment of the Enabled Pump Royalty hereunder; provided, that DexCom shall not conduct more than one such audit in any calendar year. In addition, upon DexCom’s request and at DexCom’s expense, Animas shall exercise its right to conduct an audit of a sublicensee’s books and records pertaining to the sale of Enabled Pumps under any such sublicense agreement at the next time that conducting such an audit is permissible under such sublicense agreement. Notwithstanding the foregoing, if the total amount of the Enabled Pump Royalty does not exceed (x) [******] for the first [******] period following the Commercial Launch Date and (y) [******] for each subsequent [******] period beginning on the anniversary of the Commercial Launch Date (the amounts in clauses (x) and (y) being the “Minimum Royalty Amount”) (it being understood and agreed that no such failure shall constitute a breach of this Commercialization Agreement by Animas), then, at DexCom’s sole option, the license granted by Section 2.01(a) above shall automatically revert from an exclusive to a non-exclusive license[******]If the license becomes non-exclusive pursuant to the provisions of the immediately prior sentence, then Animas shall have no further obligation to pay royalties on any sales of the Enabled Pump in the Territory pursuant to this Agreement. If Animas is unable to meet the Minimum Royalty Amount due to (i) a DexCom regulatory issue that causes a disruption of the sale of the Enabled Pump in [******] or (ii) a failure by DexCom to fulfill its obligations under this Commercialization Agreement that causes a disruption of the sale of the Enabled Pump in [******], then the Minimum Royalty Amount for the applicable period shall be waived for the period of the disruption [******].

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(ii) Notwithstanding Section 2.01(d)(i), the parties agree that [******]. The parties will endeavor in good faith to reach agreement on such new [******] within ninety (90) days of the date of Animas’ proposal; provided, that if they are unable to reach agreement, the question as to whether the [******] proposed by Animas provides the parties with a substantially similar economic benefit shall be resolved pursuant to the procedures set forth in Section 4.04. If it is determined pursuant to such procedures that such [******] does provide a substantially similar economic benefit, such [******] shall be automatically adopted hereunder. If it is determined not to provide such benefit, Animas will be obligated to make a new [******] proposal.

(e) During the Term and other than DexCom’s obligations to Animas hereunder, DexCom shall not, directly or indirectly: (i) make or sell, or collaborate with any third party (including any third party that may acquire all or part of DexCom’s business) to make or sell, in each case, any products that communicate with devices that are capable of delivering insulin continuously and subcutaneously in the Territory; and (ii) DexCom shall not, directly or indirectly, develop or collaborate with any third party (including any third party that may acquire all or part of DexCom’s business) to develop, in each case, any products that communicate with devices that are capable of delivering insulin continuously and subcutaneously for sale in the Territory. This Section 2.01(e) shall not limit any of the rights that DexCom has reserved to itself to distribute Sensors, Transmitters and Receivers under Section 3.01.

2.02 Trademark Licenses.

(a) Subject to the restrictions, limitations, reservations and conditions and DexCom’s approval rights set forth in this Commercialization Agreement, DexCom hereby grants to Animas, and Animas hereby accepts for the Term of this Commercialization Agreement (and such additional period as is necessary for Animas to carry out the activities contemplated by Section 11.05(b)), a royalty-free, non-exclusive license in the Territory to utilize the DexCom Trademarks in the manner determined in accordance with Section 5.05 and solely in connection with the promotion, advertising, distribution and sale of the Integrated System as contemplated by this Commercialization Agreement.

(b) Subject to the restrictions, limitations, reservations and conditions and Animas’ approval rights set forth in this Commercialization Agreement, Animas hereby grants to DexCom, and DexCom hereby accepts for the Term of this Commercialization Agreement (and such additional period as is necessary for DexCom to carry out the activities contemplated by Section 11.05(c)), a royalty-free, non-exclusive license in the Territory to utilize the Animas Trademarks in the manner determined in accordance with Section 5.05 and solely in connection with the manufacturing, promotion, advertising, distribution and sale of the Integrated System as contemplated by this Commercialization Agreement.

2.03 Other Activities. Each party recognizes and acknowledges that the other party and its Affiliates have been, and will continue to be, actively involved in the design, development, marketing and sale of products in the diabetes treatment field. Both parties understand and agree that the other party and its Affiliates may acquire, license, design, develop, market, sell and/or

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

distribute products that compete, directly or indirectly, with the products contemplated by this Agreement. Notwithstanding the foregoing, nothing in this Section 2.03 shall limit any of DexCom’s commitments under Section 2.01.

ARTICLE 3

DISTRIBUTION OF TRANSMITTERS AND SENSORS OUTSIDE THE UNITED STATES

3.01 Appointment. DexCom hereby appoints Animas as DexCom’s non-exclusive distributor to market, distribute and sell Sensors and Transmitters within the Territory, and DexCom hereby agrees to supply Animas with Sensors and Transmitters in accordance with the terms of this Article 3. Animas agrees that it will focus its sales and marketing efforts with respect to the Sensors and Transmitters solely on users of the Integrated System. DexCom acknowledges and agrees that Animas may use its customary distribution network that sells the Enabled Pump, composed of Affiliates and third party distributors, in order to distribute the Sensors and Transmitters hereunder. Animas will determine the amount of resources it will expend on the distribution of the Sensors and Transmitters in its sole discretion, including determining the countries in the Territory in which it will conduct such activities. The appointment of Animas by DexCom under this Agreement is non-exclusive and Animas acknowledges that nothing in this Agreement shall restrict DexCom’s ability to market, sell, distribute and support Receivers (as defined in the Joint Development Agreement), Transmitters or Sensors, directly or indirectly, within the Territory; provided, that DexCom will require that any such distributors within the Territory agree to focus their sales and marketing efforts on non-Animas insulin pump patients. If Animas notifies DexCom that any of its distributors in the Territory are focusing their sales and marketing efforts on Animas’ customer base of insulin infusion pump users, DexCom will use its commercially reasonable efforts to cause such distributor to cease such conduct.

3.02 Forecast. Beginning [******] prior to the projected Commercial Launch Date, Animas shall deliver to DexCom its forecast (the “Forecast”) of the expected requirements for Sensors and Transmitters in the Territory for the [******]period following the projected Commercial Launch Date. Thereafter until the Commercial Launch Date, Animas shall update such Forecast on a [******] basis and provide it to DexCom by [******]. As of the Commercial Launch Date, the Forecast constitutes a binding commitment for the first [******], and a projection of orders for the following [******]. Thereafter, Animas shall update the Forecast on a [******] such that it remains a rolling Forecast for the following [******] period, each such update stating a binding commitment for the first [******], and a projection of orders for the following [******], and it shall be provided to DexCom by [******]. In no event shall a rolling forecast state a binding commitment which is more than [******] greater or [******] less by volume than the Forecast for the respective [******] set forth in the immediately preceding Forecast without DexCom’s prior written consent. In addition, Animas shall provide a minimum of [******] lead-time for forecasted months exceeding [******]. For the avoidance of doubt, Animas shall have no obligation to purchase any quantity of Sensors and Transmitters hereunder other than as set forth in the binding [******] portion of the Forecast at any given point in time.

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

3.03 Orders, Shipping. Orders will be initiated by a written order, electronic equivalent or facsimile issued to DexCom (the “Order”). Each Order shall include: (a) unit quantity; (b) unit price; (c) shipping destination; (d) shipping instruction (if not standard); (e) delivery date; and (f) other instructions or requirements pertinent to the Order. The first Order provided by Animas shall cover the first binding commitment period. Each subsequent Order shall cover the new binding commitment from the Forecast. Products to be delivered per dates indicated on firm Orders shall be subject to a minimum of [******] lead time afforded to DexCom. An Order shall be deemed to have been placed as of the date of receipt of the Order by DexCom. DexCom shall promptly acknowledge receipt of each Order in writing, via fax or email and shall without undue delay confirm such order, unless such order is for a quantity in excess of the Forecast,[******]. If the aggregate of the quantities ordered are less than the quantity committed in the Forecast, Animas shall be deemed to have submitted additional Orders for the balance, to be delivered in the following calendar quarter. If Animas requests DexCom to supply quantities in any calendar quarter in excess of the maximum quantity committed in the Forecast, DexCom shall endeavor reasonably within the constraints of its production schedules and other commitments to meet all or part of such requests, but DexCom shall have no obligation to supply quantities in excess of the maximum quantity committed under the Forecast. Where necessary, DexCom will advise Animas of necessary revisions to delivery dates and quantities for the portion of Order(s) in excess. For any Order (or portion thereof) having a shorter lead time than the agreed-to lead time requirements set forth herein, or in excess of the Forecast, DexCom shall use commercially reasonable efforts to accommodate such shorter lead time or fill such excess. All products shall be suitably packed for shipment in accordance with the applicable specifications and labeling for such products and marked for shipment to Animas’ destination specified in the applicable Order. Shipments will be made EXW (Ex works, Incoterms 2000) DexCom’s production facility, at which time risk of loss and title will pass to Animas. All freight, insurance and other shipping expenses, as well as any special packing expenses, will be paid by Animas. All sales of products shall be subject to the terms and conditions of this Commercialization Agreement and, to the extent they specify quantities, destinations and delivery dates, to Orders. If there is any conflict or difference in interpretation between any Order and this Commercialization Agreement, the terms and conditions of this Commercialization Agreement shall supersede those of such Order.

3.04 Acceptance. Within [******] following a receipt of a shipment, Animas shall perform a visual inspection (in accordance with Animas’ standard procedures) of the Sensors and Transmitters received and shall inform DexCom in writing of any non-conformity of the supplied DexCom Components to the specifications as shown in such inspection or other defect in the Sensors and Transmitters. In the absence of written notice to DexCom of a specified non-conformity within such [******] period, the Sensors and Transmitters shall be deemed to be accepted by Animas. All Sensors delivered shall have a shelf life of at least [******] at the time of delivery, and the failure to have such a shelf life shall be grounds for rejection. If any latent defect in the Sensors or Transmitters is subsequently discovered that is not the result of Animas’ or its agents’ handling, modification, or storage of the products since delivery to the carrier by DexCom, Animas shall promptly so inform DexCom together with all available details and information

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

regarding the situation, including all records of Animas’ or its agents’ handling, modification, and storage of the Sensors and Transmitters since delivery to the carrier by DexCom. In case of a justifiable claim of non-conformity, DexCom shall either (at Animas’ option) replace the defective portion of the Sensors or Transmitters at no additional cost to Animas or cancel the order and refund any portion of the price that may to that time have been paid to DexCom under this Commercialization Agreement for the sale in question. If Animas rejects any Sensors or Transmitters and DexCom does not agree that Animas is justified in doing so, the parties will attempt to resolve the situation in good faith through the Commercialization Steering Committee, and if necessary, an independent laboratory acceptable to both parties shall utilize agreed upon test methods to test the products in dispute and to audit Animas’ and its agents’ handling and storage of the products since delivery to the carrier by DexCom. The costs of such independent laboratory shall be borne by the parties equally; provided, however, that the party that is determined to have been incorrect in the dispute shall be responsible for all such costs and shall reimburse the correct party for its share of the costs incurred. The independent laboratory’s findings shall be in writing and shall be binding on both parties.

3.05 Pricing; Payment. Pricing to Animas for Sensors and Transmitters shall be a [******] price as set forth on Schedule B to this Commercialization Agreement. On an [******] basis, no later than [******] of the given calendar year, the parties shall meet to discuss the transfer price for the Sensors and Transmitters for the subsequent calendar year and shall endeavor, in each party’s sole discretion, to agree upon such price in writing by no later than [******] of the then current calendar year. To the extent that DexCom requests any increase in the transfer price due to an increase in its costs, it shall make a presentation of the basis for such increase in reasonable detail. Prices do not include any sales, excise, use, value added or other government taxes that may be applicable to the purchase of the Sensors and Transmitters, which will be the responsibility of Animas. When DexCom has the legal obligation to collect and/or pay such taxes, the appropriate amount shall be added to Animas’ invoice and paid by Animas to DexCom, unless Animas provides DexCom with a valid tax exemption certificate authorized by the appropriate governmental taxing authority. DexCom shall submit an invoice to Animas with each shipment of Sensors and Transmitters ordered by Animas. Each invoice shall be due and payable net [******] from the date the invoice is received by Animas. All invoices shall be sent to Animas’ address for notice purposes, without regard to the actual shipping address for the Sensors and Transmitters. Each such invoice shall state Animas’ aggregate and unit purchase price for Sensors and Transmitters in the relevant shipment, plus any freight, taxes or other costs incident to the purchase or shipment initially paid by DexCom and to be borne by Animas hereunder. Animas shall make all payments to DexCom under this Agreement in United States dollars.

ARTICLE 4

COMMERCIALIZATION STEERING COMMITTEE

4.01 Establishment. Animas and DexCom will establish a steering committee (the “Commercialization Steering Committee”) to coordinate and oversee the overall implementation of this Commercialization Agreement, including the planning of promotional

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

activities for the Integrated System; provided, that DexCom will not be involved in Animas’ activities with respect to the distribution of the Sensors and Transmitters other than pursuant to the supply provisions of Article 3.

4.02 Composition. The Commercialization Steering Committee shall consist of 3 members (“Committee Members”) from each of Animas and DexCom. The Committee Members shall be comprised of, at a minimum, senior sales and marketing management from each party. The Commercialization Steering Committee shall convene on a quarterly basis to review and approve work plans and progress. Additionally, the Commercialization Steering Committee shall be available on a more frequent basis to address key project issues that may arise. All meetings of the Commercialization Steering Committee may be by teleconference, videoconference or any other means of communication agreed to by the parties.

4.03 Voting. Each of Animas and DexCom shall have one vote on the Commercialization Steering Committee. If more than one representative of a party is present at a meeting, such representatives shall agree upon how that party’s vote shall be cast. If only one representative is present, that party shall be deemed authorized to vote on the matters raised at the meeting. All decisions of the Commercialization Steering Committee shall be unanimous. No decision may be made by the Commercialization Steering Committee unless a quorum is present, such quorum constituted by at least one member present from each of Animas and DexCom.

4.04 Decision Making. If the Commercialization Steering Committee is unable to reach agreement on any matter, then within ten business days it shall be referred to the President of Animas and the President and CEO of DexCom and they shall endeavor to resolve such matter in good faith within twenty business days of notification by the Commercialization Steering Committee of the disagreement. If the Presidents are unable to reach an agreement on the matter: (i) with respect to any matter that could require expenditures of funds or utilization of resources by Animas, Animas shall have the right to make the decision; (ii) with respect to any matter that could require expenditures of funds or utilization of resources by DexCom, DexCom shall have the right to make the decision, and (iii) with respect to all matters not covered by clauses (i) or (ii), the matter shall be resolved pursuant to the provisions of Sections 17.01 and 17.02 of this Agreement.

ARTICLE 5

ROLES AND RESPONSIBILITIES

5.01 Commercial Launch and Sales Activities.

(a) With respect to each country in the Territory, each party shall determine in its sole discretion whether the Integrated System shall be launched commercially in such country. If the parties disagree, they will refer the disagreement to the President of Animas and the President and CEO of DexCom for discussion. If such officers are not able to reach an agreement within [******] of the referral to them of the disagreement, neither party will be obligated to launch the Integrated System in such country. If the parties

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

agree upon the commercial launch of the Integrated System in such country, the Commercialization Steering Committee will be responsible for selecting the Commercial Launch Date. Notwithstanding the foregoing, if Animas desires to launch the Integrated System in a given a country and DexCom does not, then, subject to Animas’ fulfillment of its financial responsibilities under Section 3.2 of the Joint Development Agreement, Animas may proceed with such launch, DexCom shall have no obligation to conduct the co-promotional activities contemplated by Sections 5.03 and 5.04 in such country and all other obligations and rights of DexCom (including its supply obligations under Article 3) will remain in effect.

(b) [******]Animas shall have rights to sell the Sensors and Transmitters in the Territory in accordance with Sections 2.01(b) and 3.01, and with respect to such Sensors and Transmitters shall [******]. Animas shall determine in its sole discretion and in accordance with its normal business practices the amount of resources that it shall expend on sales activities for the Integrated System, and Animas shall have the right to cease selling and promoting the Integrated System in all or part of the Territory if it determines to do so in its sole discretion at any time. If Animas decides to cease selling and promoting the Integrated System in all or part of the Territory, it shall give DexCom 180 days notice thereof and this Agreement shall terminate at the end of the 180 day period with respect to the portion of the Territory in which Animas has determined to stop selling and promoting the Integrated System.

(c) DexCom will provide Animas with demonstration Sensors and Transmitters for use by the Animas sales force in demonstrating the Integrated System. The quantity of such Sensors and Transmitters to be provided will be determined by the Commercialization Steering Committee. These Sensors and Transmitters will be provided to Animas [******].

(d) On a weekly basis following the Commercial Launch Date, Animas will provide DexCom with complete and accurate patient information in order to fulfill DexCom’s regulatory obligations. All such information shall be maintained in accordance with Section 6.01 hereunder.

(e) On a quarterly basis following the Commercial Launch Date, Animas will provide DexCom with data on the number of Enabled Pumps sold and shipped during the quarter.

(f) On a quarterly basis following the Commercial Launch Date, Animas and DexCom will provide to each other with additional customer satisfaction data to be determined by the Commercialization Steering Committee.

(g) Following a decision by the parties to launch the Integrated System, Animas will be responsible for scheduling and leading the launch meeting for the Integrated System and shall pay the costs for the rental of space and production costs customary for Animas for the meeting. DexCom will be responsible for the travel and lodging costs of its employees in connection with such meeting.

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(h) The Commercialization Steering Committee will determine if there is a commercially feasible plan by which the parties could sell the Integrated System through their distributor networks within the applicable markets. If the Commercialization Steering Committee agrees upon such a plan, it will be put in writing and attached as an addendum to this Commercialization Agreement and will become a part hereof without any further action by the parties.

5.02 Training Activities.

(a) At least [******] prior to the Commercial Launch Date and annually thereafter, DexCom will provide a training program to a core group of Animas trainers, to be designated by Animas, regarding the operation of the Sensor and Transmitter components of the Integrated System. The content and length of the program will be determined by the Commercialization Steering Committee. Each party will pay its own costs in connection with the attendance of its personnel at such program and DexCom will be responsible for the costs of preparing any training materials for the program. The parties will equally share the costs of renting any conference room or similar venue for the program.

(b) The core group of Animas trainers cited in clause (a) above will train Animas’ clinical field team and relevant patient administration representatives on the operation of the Sensor and Transmitter components of the Integrated System.

(c) The Animas clinical field team will provide training to clinicians and patients on the Enabled Pump and the operation of the Sensor and Transmitter components of the Integrated System in the Territory. The amount of resources to be expended by Animas on such training will be determined by Animas in its sole discretion.

5.03 Pre-Launch Activities.

(a) DexCom will provide reasonable participation in one to two continuing medical education (“CME”) programs selected by the Commercialization Steering Committee on continuous glucose monitoring (“CGM”), insulin delivery and/or future pathways for diabetes treatment. Each party will be responsible for the costs (including travel and lodging expenses) of its employees’ attendance at such programs and the parties will each pay fifty percent of the other costs of putting on the program.

(b) DexCom will provide reasonable participation on certain Animas Advisory boards, to be agreed upon by the parties, to discuss topics involving CGM, data integration, software design, and educational needs of patients and healthcare providers.

(c) Animas will provide reasonable participation on certain DexCom Advisory boards, to be agreed upon by the parties, to discuss topics involving integration of insulin pumps and CGM, data integration, software design and educational needs of patients and healthcare providers.

(d) The parties will jointly participate in presentations or satellite symposia on insulin delivery and CGM at scientific conferences to be determined by the Commercialization Steering Committee, including global conferences.

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(e) Animas will create a strategy for the launch of the Integrated System, subject to reasonable approval by DexCom. The parties will undertake such additional activities pursuant to such strategy as the Commercialization Steering Committee may agree upon.

5.04 Post-Launch Activities.

(a) Animas will take the lead on developing the overall marketing campaign and strategy for the Integrated System, subject to the reasonable approval of DexCom. The final decision regarding the cost, extent, format and content of any marketing materials or promotions to be conducted by Animas personnel will be determined by Animas in its sole discretion. DexCom will provide any information or materials reasonably requested by Animas for such promotional materials and shall be solely responsible for any information or materials provided.

(b) The parties will also discuss a strategy for approaching joint accounts and will undertake such additional activities pursuant to such strategy as the Commercialization Steering Committee may agree upon.

(c) The parties will jointly sponsor CME programs (e.g., satellite symposia) at major medical meetings to the extent agreed upon by the Commercialization Steering Committee. DexCom will share the content of its existing CGM CME programs to facilitate creation of new programs relevant to the Integrated System. Each party will be responsible for the costs (including travel and lodging expenses) of its employees’ attendance at such programs and the parties will each pay fifty percent of the other costs of putting on the program.

(d) The Commercialization Steering Committee will identify certain major medical meetings at which the parties will each display the Integrated System in their booths, subject to a format, guidelines and content to be agreed upon by such Committee.

(e) DexCom will continue to provide reasonable participation on certain Animas Medical Advisory boards, to be agreed upon by the parties, to discuss topics involving CGM, data integration, software design, and educational needs of patients and healthcare providers.

5.05	Branding.

(a) Following consultation with DexCom, Animas will select the primary brand name for the Integrated System, in its sole discretion, and the name will be owned by Animas; provided, however, that Animas will give reasonable consideration to any concerns that DexCom raises about the potential infringement of a third party’s rights. Each component of the Integrated System and the packaging thereof will be branded with Animas Trademarks and DexCom Trademarks. It is anticipated that the DexCom Trademarks will be in a subsidiary format in terms of size, placement and prominence and will be in a format similar to: “[******].” The final format of such branding will be agreed to by the parties at least [******]prior to the Commercial Launch Date. Animas will have final approval rights over all packaging and the general appearance of the Integrated System. Notwithstanding the foregoing, if DexCom loses the [******] Challenge, Animas will not be required to use “DexCom™” in connection with the Integrated System, its packaging or promotion and DexCom shall propose an alternative trademark, which shall be subject to reasonable approval by Animas.

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(b) Prior to any usage of the DexCom Trademarks or the Animas Trademarks, as the case may be, including on any advertising, promotion or packaging materials, the party that has created such materials shall submit them to an individual designated by the other party for review and written approval, which may be given or withheld in the party’s sole discretion. Each party shall conduct its review of any materials submitted to it within fifteen (15) business days of receipt. Once such approval is given, the party that has created such materials may use them in the manner that has been approved, until such time as it receives a written notice from the other party stating that such use must stop or be modified. Each party shall use all trademark notices on all advertising, promotional and packaging materials utilizing the other party’s trademarks as the other party may direct in writing.

(c) Subject to the terms described in Section 5.05(b), Animas will have the right to utilize the DexCom Trademarks in the advertising, promotional and packaging materials created by it pursuant to Section 5.04(a). Each party may provide to the other party a copy of its branding guidelines with respect to the DexCom Trademarks or the Animas Trademarks, as the case may be, and, if provided, each party shall use such trademarks only in a manner consistent with such guidelines.

5.06 Managed Care and Reimbursement.

(a) Animas will be responsible for determining the pricing of the Enabled Pump and conducting, in its sole discretion, all negotiations with payers regarding inclusion of the Enabled Pump, Sensors and Transmitters as part of the Integrated System on formularies and fee schedules.

(b) Animas will help introduce DexCom to certain managed care payers, where DexCom reasonably requests such assistance.

ARTICLE 6

COMPLIANCE

6.01 General. Animas and DexCom each represent and warrant that it understands, and will perform its obligations under this Commercialization Agreement in compliance with, all applicable laws, regulations, including, but not limited to, the following:

(a) Laws, regulations, and official guidance pertaining to national and international anti-corruption laws and conventions (including but not limited to the US Foreign Corrupt Practices Act as well as the OECD Convention combating bribery and its national implementations), as well as laws prohibiting the submission of false claims to governmental or private health care payors (collectively the “Health Care Compliance Laws”). The parties further acknowledge that certain states require healthcare companies to disclose information on compensation, gifts or other remuneration provided to physicians and other health care professionals.

(b) Laws, regulations and policies pertaining to the promotion of medical products issued and enforced by the competent authorities and regulatory agencies with jurisdiction over the products contemplated by this Commercialization Agreement. Each of the parties acknowledges that such laws, regulations and policies cover any representations or statements made by the parties and their respective agents relating to the use, safety, and effectiveness of such products, and representations or statements made by the parties and/or their respective agents relating to actual or potential clinical outcomes which have been observed or can be expected using such products. Neither party hereto or their respective agents shall make any representation relating to the products of the other party, unless such representations have been reviewed and approved in writing in advance by an authorized agent of the party that manufactures or distributes such product.

(c) Each party agrees to comply, and to cause their respective agents performing in connection with this Commercialization Agreement to comply, with all applicable international, U.S., state and local laws and regulations governing (i) privacy and (ii) telemarketing, including but not limited to any such laws or regulations prohibiting unsolicited telephone calls to persons or entities listed on “Do Not Call” registries or similar lists or any such laws or regulations prohibiting unsolicited e-mails, spam or faxes to any person. The parties further agree to timely execute, and to cause their respective agents performing in connection with this Commercialization Agreement to timely execute, any and all agreements with third parties and in obtaining all authorizations or consents with individuals required by applicable law necessary in order to perform hereunder.

6.02 Compliance Program. Each of the parties represents and warrants that it has in place a compliance program that sets policies and procedures for its employees and agents, including its sales representatives, in order to comply with the laws contemplated by this Article 6 and company policies described above, including without limitation training and penalties for non-compliance.

6.03 Reporting of Compliance Violations; Written Certification. Each of the parties shall report to the other party hereto at the name and address listed in Section 18.04 of this Commercialization Agreement, any violations of the compliance obligations set forth in this Article and shall, upon written request, provide a written certification to the other party of compliance with such laws, regulations and company policies as set forth hereunder.

6.04 Exclusion and Debarment. Each of the parties represents and warrants that, as of the Effective Date of this Commercialization Agreement, neither it nor its owners, employees or agents performing under this Commercialization Agreement (collectively “Covered Contractors”), are an Ineligible Person. During the Term of this Commercialization Agreement, each party agrees to immediately disclose in writing to the other party: (i) any debarment, exclusion or other event that makes such party or its Covered Contractors, an Ineligible Person; or (ii) if such party or its Covered Contractors is charged with a criminal offense related to any government health care program, or is proposed for exclusion from the provision of health care items or services. Each party hereto shall immediately notify the other party hereto of any threatened, proposed or actual exclusion or debarment of such party, its owners, employees or agents performing under this Commercialization Agreement of which it becomes aware. In the event any party performing under this Commercialization Agreement becomes an Ineligible Person, this Commercialization Agreement shall, as of the effective date of such party becoming an Ineligible Person, automatically terminate. In the event any non-employee agents of the Parties performing under this Commercialization Agreement becomes an Ineligible Person during the Term of this Commercialization Agreement, such agents shall immediately cease performing under this Commercialization Agreement, and the other party shall have the option of immediately terminating this Commercialization Agreement.

6.05 Policy on the Employment of Young Persons. DexCom and its officers have read and understand the Animas Policy on the Employment of Young Persons attached hereto as Exhibit A (the “Policy”). In the manufacture and supply of all Sensors and Transmitters hereunder, DexCom shall employ young persons only as permitted by the Policy. DexCom shall permit representatives of Animas to enter DexCom’s premises at any reasonable time and upon reasonable advanced notice, and DexCom shall ensure that representatives of Animas shall be permitted to enter the premises of any subcontractor involved in the manufacture or supply of any Transmitters or Sensors hereunder at any reasonable time and upon reasonable advanced notice in order to inspect relevant employment, health and safety records and to observe the manufacturing process (subject to any reasonable limitations that DexCom may impose on the observation to protect its proprietary manufacturing processes). DexCom (and its subcontractors) shall maintain the records necessary to demonstrate compliance with the Policy and shall provide to Animas a written certification of such compliance annually during the Term of this Agreement. If DexCom shall fail to comply with this Section, then Animas shall have the right to terminate this Agreement forthwith, effective upon 10 days’ prior written notice, and without payment of any penalty or fee.

6.06 Quality Agreement. On or before the Commercial Launch Date, the parties shall enter into a mutually acceptable form of Quality Agreement and upon execution of the Quality Agreement, it will be attached hereto as Exhibit B.

6.07 Johnson & Johnson Standards for External Manufacturing. DexCom has read and understands the Johnson & Johnson Standards for Responsible External Manufacturing (the “Standards”). Animas will have the right to audit DexCom (and its subcontractors) to determine compliance with the Standards. DexCom (and its subcontractors) will maintain the records necessary to demonstrate substantial compliance with the Standards and, upon request by Animas, shall provide to Animas a written certification of such compliance annually during the term of this Agreement. If DexCom fails to substantially comply with this Section 6.07, then Animas may terminate this Agreement, effective upon ten (10) days’ prior written notice, and without payment of any penalty or termination fee.

ARTICLE 7

CUSTOMER SERVICE AND RELATED MATTERS

7.01 Customer Service.

(a) Animas will provide customer service support for the Integrated System in accordance with its normal policies and procedures. Animas customer support will handle all calls related to the Enabled Pump or the Software. [******]

(b) DexCom and its agents shall immediately transfer any calls (from customers or otherwise) that it receives regarding the Enabled Pump or Software to Animas customer support. [******]

(c) Animas shall handle all customer complaints (including any warranty claims) and inquiries regarding Enabled Pumps or the Software in accordance with its normal customer service and complaint handling practices.

(d) DexCom shall handle all customer complaints (including any warranty claims) and inquiries regarding the Sensors or the Transmitters in accordance with its normal customer service and complaint handling practices.

7.02 Warranties. DexCom acknowledges and agrees that the only warranty on the Enabled Pump that customers shall receive is Animas’ standard warranty, which is attached hereto as part of Schedule C. In addition, Animas acknowledges and agrees that the only warranty on the Sensors and Transmitters that customers shall receive is DexCom’s standard warranty, which is attached hereto as part of Schedule C.

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 8

CONFIDENTIALITY

8.01 Confidential Information. Except as expressly provided in this Agreement, any party receiving Confidential Information, as defined below (the “Receiving Party”), will not publish or otherwise disclose and will not use such Confidential Information for any purpose (other than fulfilling the obligations contemplated by this Commercialization Agreement). For purposes of this Commercialization Agreement, “Confidential Information” means any information furnished by a party (the “Disclosing Party”) pursuant to this Commercialization Agreement which, if disclosed in tangible form is marked “Confidential” or with other similar designation to indicate its confidential or proprietary nature, or if disclosed orally is indicated orally to be confidential or proprietary by the Disclosing Party at the time of such disclosure and is confirmed in writing as confidential or proprietary by the disclosing party within a reasonable time after such disclosure.

8.02 Exceptions. Notwithstanding the foregoing, Confidential Information will not include information that, in each case as demonstrated by reliable written documentation:

(i) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure;

(ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving party;

(iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; or

(iv) was subsequently lawfully disclosed to the Receiving Party by a person without breaching a duty of confidentiality or developed by the Receiving Party without reference to any information or materials disclosed by the Disclosing Party.

8.03 Permitted Disclosures. Notwithstanding Section 8.01, a Receiving Party may use or disclose Confidential Information solely to the extent such use or disclosure is reasonably necessary in complying with an order of a court of law or complying with applicable law or governmental regulations; provided that if a Receiving Party is required to make any such disclosure of Confidential Information, it will give the other party reasonable advanced notice of the disclosure, and use its reasonable efforts to secure confidential treatment of the information prior to its disclosure (whether through protective orders or otherwise).

8.04 Return of Confidential Information. Within 30 days after the effective date of any termination of this Agreement, each party will return to the other party (where practicable), or at the receiving party’s option destroy and provide written certification of the destruction of, all tangible materials that contain the other party’s Confidential Information; provided, however, that each party’s obligations with respect to Confidential Information disclosed during the Term of this Agreement shall continue following such termination.

ARTICLE 9

INTELLECTUAL PROPERTY

9.01 Proprietary Rights Generally

(a) DexCom shall retain all proprietary and property interests in DexCom Confidential Information, DexCom products, including the Embedded System, Sensor and the Transmitter, and in all supporting sales and promotional materials supplied or provided by DexCom or prepared at DexCom’s expense. Animas shall neither have nor represent that it has any control of proprietary or property interests in DexCom products, including the Embedded System, Sensor and the Transmitter. Nothing contained in this Commercialization Agreement shall be deemed to grant Animas, or its Affiliates or agents, either expressly or impliedly, a license or other right or interest in any patent, trademark, copyright, trade secret or other similar property of DexCom or its Affiliates except as set forth in Sections 2.01(a) and (b) and 2.02(a) hereof.

(b) Animas shall retain all proprietary and property interests in Animas Confidential Information, Animas products, including the Enabled Pump and the Software, and in all supporting sales and promotional materials supplied or provided by Animas or prepared at Animas’ expense. DexCom shall neither have nor represent that it has any control of proprietary or property interests in Animas products, including the Enabled Pump; provided, that DexCom shall retain its ownership rights to the Embedded System, subject to the license granted to Animas under Section 2.01(a). Nothing contained in this Commercialization Agreement shall be deemed to grant DexCom, or its Affiliates or agents, either expressly or impliedly, a license or other right or interest in any patent, trademark, copyright or other similar property of Animas or its Affiliates except as set forth in Section 2.02(b) hereof.

9.02 Trademarks and Trade Dress.

(a) Without limiting the foregoing, each party’s logos, trademarks, trade names, and trade dress (collectively “Marks”) and associated goodwill shall at all times remain the exclusive property of that party. Each party acknowledges that the provisions of this Commercialization Agreement do not convey any right, title or ownership interest in the Marks of the other party. A limited license pursuant to Section 2.02 is granted during the Term of this Commercialization Agreement solely as necessary to implement the activities contemplated by this Commercialization Agreement and subject to the written approval of the licensing party as set forth in Section 5.05(b). Any goodwill developed by such use of Marks shall inure solely to the benefit of the owners of such Marks. Further, each party warrants and represents that it has permission to use and has the permission to grant to the other party the right to use the Marks in connection with the promotional activities contemplated by this Commercialization Agreement; provided, however that registration of the trademark “DexCom” is currently subject to challenge by [******] before the Patent and Trademark Office (the “[******] Challenge”) and if DexCom is unsuccessful in its efforts to secure registration of the trademark “DexCom” it may not have the right to use such Mark in the future.

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(b) Each party shall promptly call to the attention of the other party the use of any Mark that the advising party might consider an actual infringement, or threatened infringement or passing off of the other party’s Mark by a third party. The party hereto that owns such Mark (either directly or through that party’s Affiliate) (collectively the “Mark Owner”) shall then determine, in its sole discretion, whether an action, if any, will be taken in response to such actual infringement, threatened infringement, or passing off of the Mark. In the event the Mark Owner decides that an action should be taken in response to such actual infringement, threatened infringement, or passing off of the Mark, the Mark Owner may take such action in its own name if it chooses to do so in its sole discretion. The parties agree to reasonably cooperate with each other to the extent reasonably necessary to prosecute such an action. The Mark Owner shall reimburse the other party hereto for all reasonable expenses, if any, incurred by the other party in connection with the prosecution of such action. Any and all damages recovered in such action shall be solely for the account of the Mark Owner.

9.03 Discontinuation. Upon expiration or earlier termination of this Commercialization Agreement for any reason, the parties each agree to immediately discontinue its use of (and cause its agents performing pursuant to this Commercialization Agreement to immediately discontinue use of) the Marks and any other intellectual property of the other party hereto; provided that the licenses granted under Sections 2.01 and 2.02 shall survive to the extent provided therein.

9.04 Enforcement. Animas and DexCom shall give each other prompt notice of any infringement of Animas intellectual property or DexCom intellectual property by third parties as may come to their knowledge. In the event that the party owning the intellectual property decides, in its sole discretion, to proceed with an action for infringement, the other party shall make reasonable efforts to provide such assistance as may be requested by the party bringing the infringement action.

ARTICLE 10

TERM

The initial term of this Commercialization Agreement shall be 3 years (the “Initial Term”) from the Commercial Launch Date, but no later than 3 years after June 30, 2010. At the end of the second year of the Initial Term, an additional year shall be added to the Term, unless either party gives the other party written notice prior to that date that it intends to terminate this Commercialization Agreement at the end of the Initial Term. Thereafter, a year shall automatically be added to the end of the then current Term at such date as is one year prior to the end of the then current term, unless either party gives the other party written notice by such date that it desires to terminate this Commercialization Agreement at the end of such Term. The Initial Term along with any extensions shall be referred to in this Commercialization Agreement as the “Term.”

ARTICLE 11

TERMINATION

11.01 Termination due to Breach. Either Animas or DexCom may terminate this Agreement by written notice if the other party materially breaches or defaults in the performance of any of its material obligations hereunder, and such default continues for [******] after the non-breaching party provides written notice of the breach to the breaching party. The party receiving the notice shall have [******] days from the date of receipt thereof to cure the breach or failure. In the event such breach or failure is cured within the periods described in the prior sentence, the notice shall be of no effect. Notwithstanding the foregoing provisions of this Section 11.01, from the date either party notifies the other party that it wishes to commence a proceeding in accordance with the dispute resolution procedures set forth in Article 17 until the date such proceeding has been concluded, the running of the time periods referred to in this Section for curing a breach shall be suspended with respect to the subject matter of the dispute, claim or controversy. In no event shall any action taken by Animas or DexCom to comply with applicable law or regulations be construed or interpreted as being prohibited by the terms of this Commercialization Agreement nor shall any such action be construed or interpreted as breach of this Commercialization Agreement.

11.02 Insolvency, Etc. Either party may terminate this Agreement immediately if the other: (i) liquidates or dissolves, or (ii) becomes subject to any bankruptcy or insolvency proceeding under federal or state law that is not dismissed within 90 days.

11.03 Termination due to Third Party Patent. With respect to any given country or countries in the Territory, either party may terminate this Agreement upon [******] prior written notice in such country or countries if such party discovers a patent of a third party which, in such party’s sole discretion, arguably covers in whole or in part any aspect of the Integrated System (exclusive of packaging or trademark) in such country or countries where such party may be liable for patent infringement as a result of its activities under this Agreement.

11.04 Regulatory Matters. With respect to any given country or countries in the Territory, either may terminate this Agreement in such country or countries upon [******] prior written notice if, following receipt of initial regulatory approval, a competent regulatory authority prohibits the sale of the Integrated System in such country or countries or the Integrated System is unable to be sold in such country or countries due to regulatory or legal constraints, in each case, for a period of at least [******].

11.05 Effect of Termination.

(a) Termination of this Commercialization Agreement for any reason shall not release either party hereto from any liability which at such time has already accrued or which thereafter accrues from a breach or default prior to such expiration or termination, nor affect in any way the survival of any other right, duty or obligation of either party hereto which is expressly stated elsewhere in this Commercialization Agreement to survive such termination.

(b) On expiration of this Agreement, Animas shall have a period of [******] (or such greater period as may be agreed upon by the Commercialization Steering Committee), commencing with the expiration or termination date, in which to sell off Enabled Pumps, Sensors and Transmitters that bear the DexCom Trademarks. For the avoidance of doubt, thereafter, Animas may continue to

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(c) The Commercialization Steering Committee intends to establish a reasonable time period following expiration or termination of this Agreement during which DexCom will continue to supply the Sensor and Transmitter components of the Integrated System to patients who have purchased the Enabled Pump. The Commercialization Steering Committee will agree in writing to this time period and set it forth as an addendum to this Agreement, at which time it will become a part of this Agreement.

ARTICLE 12

FORCE MAJEURE

12.01 Force Majeure. If either party is prevented from performing any of its obligations hereunder due to any cause which is beyond the non-performing party’s reasonable control, including fire, explosion, flood, or other acts of God; acts, regulations, or laws of any government; war, act of terrorism, or civil commotion; strike, lock-out or labor disturbances; or failure of public utilities or common carriers (a “Force Majeure Event”), such non-performing party shall not be liable for breach of this Commercialization Agreement with respect to such non-performance to the extent any such non-performance is due to a Force Majeure Event. Such non-performance will be excused for six (6) months or as long as such event shall be continuing (whichever occurs sooner), provided that the non-performing party gives prompt written notice to the other party of the Force Majeure Event. Such non-performing party shall exercise all reasonable efforts to eliminate the Force Majeure Event and to resume performance of its affected obligations as soon as practicable.

ARTICLE 13

INSURANCE

DexCom agrees to procure and maintain in full force and effect during the term of this Agreement valid and collectible insurance policies in connection with its activities as contemplated hereby which policies shall be in compliance with Schedule D annexed hereto. Upon Animas’ request, DexCom shall provide to Animas a certificate of coverage or other written evidence reasonably satisfactory to Animas of such insurance coverage. Animas represents to DexCom that it maintains and shall maintain in full force and effect during the Term of this Agreement, through its Affiliates, insurance and/or self-insurance of equal or greater scope than that set forth on Schedule D.

ARTICLE 14

PUBLIC ANNOUNCEMENTS

The parties hereto covenant and agree that, except as provided for herein below or pursuant to activities permitted by Article 5, each will not from and after the Effective Date make, issue or release any public announcement, press release, statement or acknowledgment relating to this Commercialization Agreement (including the existence hereof), or reveal publicly the terms, conditions and status of the transactions contemplated herein, without the prior written consent of the other party as to the content and time of release of and the media in which such statement or announcement is to be made; provided, however, that in the case of announcements, statements, acknowledgments or revelations which either party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the party so required to do so by law shall not constitute a breach of this Commercialization Agreement if such party shall have given, to the extent reasonably possible, not less than two (2) calendar days prior notice to the other party, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other party. Neither party shall use the name of the other party or any of its Affiliates for advertising or promotional purposes without the prior written consent of such other party.

ARTICLE 15

REPRESENTATIONS AND WARRANTIES

15.01 Execution and Performance of Agreement. Each party hereby represents and warrants to the other party that: (i) it has the corporate power to enter into this Commercialization Agreement and to grant the rights and licenses granted herein and otherwise perform this Commercialization Agreement; (ii) it is not a party to any agreement or understanding and knows of no law or regulation that would prohibit it from entering into and performing this Commercialization Agreement or that would conflict with this Commercialization Agreement; and (iii) when executed and delivered by it, this Commercialization Agreement will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with the provisions of this Commercialization Agreement.

15.02 Permits and Authorizations. Each party represents and warrants that it will obtain and maintain all licenses, permits and other authorizations necessary to perform its obligations hereunder, and will fully cooperate in obtaining and maintaining any governmental approvals necessary to implement this Commercialization Agreement.

15.03 DexCom Components. DexCom represents and warrants to Animas that all Sensors and Transmitters supplied in connection with this Commercialization Agreement shall be free from defects in materials and workmanship and shall be manufactured and provided in accordance with the standards set forth in this Commercialization Agreement and the Quality Agreement attached hereto as Exhibit B. DexCom represents and warrants that it shall in all material respects comply with statutes, laws, ordinances and regulations relating to the manufacture and supply of the Sensors and Transmitters being provided hereunder.

15.04 Animas Components. Animas represents and warrants to DexCom that each Integrated Pump shall be manufactured in accordance with the standards set forth in this Commercialization Agreement and the Quality Agreement attached hereto as Exhibit B. Animas represents and warrants that it shall in all material respects comply with statutes, laws, ordinances and regulations relating to the manufacture of the Integrated Pump.

15.05 DexCom Representation. DexCom represents and warrants that, based on reasonable inquiry and belief, a court of competent jurisdiction should find that DexCom’s products do not infringe any third party intellectual property rights by reason of their use or sale.

15.06 EXCEPT AS EXPRESSLY PROVIDED IN THIS COMMERCIALIZATION AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES OR CONDITIONS, WHETHER EXPRESS OR IMPLIED.

ARTICLE 16

INDEMNIFICATION

16.01 Indemnification by DexCom. DexCom will defend and indemnify Animas, its Affiliates, and each of their directors, officers, employees, agents, successors and assigns (collectively, “Animas Indemnitees”), against all third-party claims, suits and proceedings, and will hold the Animas Indemnitees harmless against all judgments, settlements, costs, liabilities and expenses (including without limitation, reasonable attorneys’ fees and litigation costs) (collectively, “Losses”) payable to third parties in connection with such claims, suits and proceedings, to the extent arising from or occurring as a result of: (i) DexCom’s breach of the representations and warranties and covenants made by DexCom in this Commercialization Agreement, (ii) the actual or alleged infringement of a valid claim of a patent or the actual or alleged infringement or misappropriation of a third-party intellectual property right by the Sensor, the Transmitter or the Embedded System, (iii) physical injury (including death) and/or property damage actually or allegedly caused by the Sensor, the Transmitter or the Embedded System, excluding physical injury (including death) and property damage actually or allegedly caused by the Enabled Pump as set out in Section 16.02(iii), (iv) the negligence or willful misconduct of DexCom in connection with this Commercialization Agreement, or (v) any claims that use of the DexCom Trademarks in accordance with the terms of this Commercialization Agreement violates the rights of any third party.

16.02 Indemnification by Animas. Animas will defend and indemnify DexCom, its Affiliates, and each of their directors, officers, employees, agents, successors and assigns (collectively, “DexCom Indemnitees”), against all third-party claims, suits and proceedings, and will hold the DexCom Indemnitees harmless against all Losses payable to third parties in connection with such claims, suits and proceedings, to the extent arising from or occurring as a result of: (i) Animas’ breach of the representations and warranties and covenants made by Animas in this Commercialization Agreement, (ii) the actual or alleged infringement of a valid claim of a patent or the actual or alleged infringement or misappropriation of a third-party intellectual property right by the Enabled Pump (other than the Embedded System), (iii) physical injury (including death) and/or property damage actually or allegedly caused by the Enabled Pump, excluding physical injury (including death) and property damage actually or allegedly caused by the Sensor, the Transmitter or the Embedded System as set out in Section 16.01(iii), (iv) the negligence or willful misconduct of Animas in connection with this Commercialization Agreement, or (v) any claims that use of the Animas Trademarks in accordance with the terms of this Commercialization Agreement violates the rights of any third party.

16.03 Claims. Each indemnified party agrees to give the indemnifying party prompt written notice of any matter upon which such indemnified party intends to base a claim for indemnification (an “Indemnity Claim”) under this Article 16. The indemnifying party shall have the right to participate jointly with the indemnified party in the indemnified party’s defense, settlement or other disposition of any Indemnity Claim. With respect to any Indemnity Claim relating solely to the payment of money damages and which could not result in the indemnified party’s becoming subject to injunctive or other equitable relief or otherwise adversely affect the business of the indemnified party in any manner, and as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party shall have the sole right to control the defense of, settle or otherwise dispose of such Indemnity Claim, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate; provided that the indemnifying party shall provide reasonable evidence of its ability to pay any damages claimed and with respect to any such settlement shall obtain the written release of the indemnified party from the Indemnity Claim. The indemnifying party shall obtain the written consent of the indemnified party prior to ceasing to defend, settling or otherwise disposing of any Indemnity Claim if as a result thereof the indemnified party would become subject to injunctive or other equitable relief or the business of the indemnified party would be adversely affected in any manner.

16.04 Integrated System Infringement Actions. If the manufacture, sale or use of the Integrated System results in a third-party claim, suit or proceeding against Animas or DexCom alleging infringement of a claim of a patent or alleges infringement or misappropriation of some other intellectual property right of such third party and none of DexCom or Animas is entitled to indemnification pursuant to Sections 16.01 and 16.02 (“Integrated System Infringement Action”), such party will promptly notify the other party in writing. The parties will cooperate and share equally costs related to the defense of any Integrated System Infringement Action; provided, that if one party has a conflict of interest with respect to the other party in such action, then such party may defend the action with its own counsel and shall not be obligated to share any costs with the other party following delivery of a written notice to the other party setting forth such conflict. The parties will consult prior to entering any settlement agreement concerning any Integrated System Infringement Action and, in the event a party desires that the other party not accept a proposed settlement agreement, the parties will negotiate in good faith regarding alternatives to accepting the proposed settlement agreement. If the parties are not able to agree upon an alternative to the proposed settlement agreement and one of the parties desires to accept such agreement, then the party desiring settlement shall have the option to allow the other party to proceed with the defense of the action and the party desiring settlement shall not be obligated to pay any further defense costs and shall not be obligated to pay an amount greater than fifty percent (50%) of the amount proposed in the settlement agreement. In the case that one party proceeds with the defense as set forth in the prior sentence, that party shall have the right to settle the action without the other party’s consent, subject to the monetary limitations set forth in the prior sentence and provided that the settlement contains no equitable remedies or other provisions that could negatively impact the other party’s business.

16.05 Limitations. Notwithstanding the foregoing, an indemnifying party under this Article 16 has no obligation to provide indemnification for any Losses to the extent resulting from (i) the other party’s negligence or willful misconduct or (ii) the other party’s manufacturing, marketing, promotion, sale, distribution or use of the Integrated System or any components thereof outside the scope of this Agreement.

ARTICLE 17

DISPUTE RESOLUTION

17.01 Arbitration.

a.	Any dispute, claim or controversy arising from or related in any way to this Commercialization Agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Commercialization Agreement by fraud or otherwise, will be submitted for resolution to arbitration pursuant to the rules then pertaining of the International Institute for Conflict Prevention and Resolution for Non-Administered Arbitration (available at http://www.cpradr.org/arb-intro.asp?M=9.3), or successor (“CPR”), except where those rules conflict with these provisions, in which case these provisions control. The arbitration will be held in Wilmington, Delaware.

b.	The panel shall consist of three arbitrators chosen from the CPR Panels of Distinguished Neutrals (or, by agreement, from another provider of arbitrators) each of whom is a lawyer with at least 15 years experience with a law firm or corporate law department of over 25 lawyers or who was a judge of a court of general jurisdiction. In the event the aggregate damages sought by the claimant are stated to be less than $5 million, and the aggregate damages sought by the counterclaimant are stated to be less than $5 million, and neither side seeks equitable relief, then a single arbitrator shall be chosen, having the same qualifications and experience specified above. Each arbitrator shall be impartial and independent of the parties and shall abide by the Code of Ethics for Arbitrators in Commercial Disputes (available at http://www.adr.org/EthicsAndStandards).

c.	The parties agree to cooperate (1) to attempt to select the arbitrator(s) by agreement within 45 days of initiation of the arbitration, including jointly interviewing the final candidates, (2) to meet with the arbitrator(s) within 45 days of selection and (3) to agree at that meeting or before upon procedures for discovery and as to the conduct of the hearing which will result in the hearing being concluded within no more than nine (9) months after selection of the arbitrator(s) and in the award being rendered within 60 days of the conclusion of the hearings, or of any post-hearing briefing, which briefing will be completed by both sides within 45 days after the conclusion of the hearings.

d.	In the event the parties cannot agree upon selection of the arbitrator(s), the CPR will select arbitrator(s) as follows: CPR shall provide the parties with a list of no less than 25 proposed arbitrators (15 if a single arbitrator is to be selected) having the credentials referenced above. Within 25 days of receiving such list, the parties shall rank at least 65% of the proposed arbitrators on the initial CPR list, after exercising cause challenges. The parties may then interview the five candidates (three if a single arbitrator is to be selected) with the highest combined rankings for no more than one hour each and, following the interviews, may exercise one peremptory challenge each. The panel will consist of the remaining three candidates (or one, if one arbitrator is to be selected) with the highest combined rankings. In the event these procedures fail to result in selection of the required number of arbitrators, CPR shall select the appropriate number of arbitrators from among the members of the various CPR Panels of Distinguished Neutrals, allowing each side challenges for cause and three peremptory challenges each.

e.	In the event the parties cannot agree upon procedures for discovery and conduct of the hearing meeting the schedule set forth in paragraph (c) above, then the arbitrator(s) shall set dates for the hearing, any post-hearing briefing, and the issuance of the award in accord with the paragraph (c) schedule. The arbitrator(s) shall provide for discovery according to those time limits, giving recognition to the understanding of the parties that they contemplate reasonable discovery, including document demands and depositions, but that such discovery be limited so that the paragraph (c) schedule may be met without difficulty. In no event will the arbitrator(s), absent agreement of the parties, allow more than a total of ten days for the hearing or permit either side to obtain more than a total of 40 hours of deposition testimony from all witnesses, including both fact and expert witnesses, or serve more than 20 individual requests for documents, including subparts, or 20 individual requests for admission or interrogatories, including subparts. Multiple hearing days will be scheduled consecutively to the greatest extent possible.

f.	The arbitrator(s) must render their award by application of the substantive law of the State of Delaware and are not free to apply “amiable compositeur” or “natural justice and equity.” The arbitrator(s) shall render a written opinion setting forth findings of fact and conclusions of law with the reasons therefor stated. A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to either party. The arbitrator(s) shall have power to exclude evidence on grounds of hearsay, prejudice beyond its probative value, redundancy, or irrelevance and no award shall be overturned by reason of such ruling on evidence. To the extent possible, the arbitration hearings and award will be maintained in confidence.

g.	In the event the panel’s award exceeds $5 million in monetary damages or includes or consists of equitable relief, or rejects a claim in excess of that amount or for that relief, then the losing party may obtain review of the arbitrators’ award or decision by a single appellate arbitrator (the “Appeal Arbitrator”) selected from the CPR Panels of Distinguished Neutrals by agreement or, failing agreement within seven working days, pursuant to the selection procedures specified in paragraph (d) above. If CPR cannot provide such services, the parties will together select another provider of arbitration services that can. No Appeal Arbitrator shall be selected unless he or she can commit to rendering a decision within forty-five days following oral argument as provided in paragraph h. Any such review must be initiated within thirty (30) days following the rendering of the award referenced in (f) above.

h.	The Appeal Arbitrator will make the same review of the arbitration panel’s ruling and its bases that the U.S. Court of Appeals of the Circuit where the arbitration hearings are held would make of findings of fact and conclusions of law rendered by a district court after a bench trial and then modify, vacate or affirm the arbitration panel’s award or decision accordingly, or remand to the panel for further proceedings. The Appeal Arbitrator will consider only the arbitration panel’s findings of fact and conclusions of law, pertinent portions of the hearing transcript and evidentiary record as submitted by the parties, opening and reply briefs of the party pursuing the review, and the answering brief of the opposing party, plus a total of no more than four (4) hours of oral argument evenly divided between the parties. The party seeking review must submit its opening brief and any reply brief within seventy-five (75) and one hundred thirty (130) days, respectively, following the date of the award under review, whereas the opposing party must submit its responsive brief within one hundred ten (110) days of that date. Oral argument shall take place within five (5) months after the date of the award under review, and the Appeal Arbitrator shall render a decision within forty-five (45) days following oral argument. That decision will be final and not subject to further review, except pursuant to the Federal Arbitration Act.

i.	The parties consent to the jurisdiction of the Federal District Court for the district in which the arbitration is held for the enforcement of these provisions and the entry of judgment on any award rendered hereunder (including after review by the Appeal Arbitrator where such an appeal is pursued). Should such court for any reason lack jurisdiction, any court with jurisdiction shall act in the same fashion.

j.	Each party has the right before or, if the arbitrator(s) cannot hear the matter within an acceptable period, during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.

k.	EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY.

l.	EACH PARTY HERETO WAIVES ANY CLAIM TO PUNITIVE, EXEMPLARY OR MULTIPLIED DAMAGES FROM THE OTHER.

m.	EACH PARTY HERETO WAIVES ANY CLAIM OF CONSEQUENTIAL DAMAGES FROM THE OTHER; PROVIDED THAT THIS SHALL NOT LIMIT ANY PARTY’S RIGHTS TO INDEMNITY FOR A THIRD PARTY CLAIM UNDER ARTICLE 16.

n.	EACH PARTY HERETO WAIVES ANY CLAIM FOR ATTORNEYS’ FEES AND COSTS AND PREJUDGMENT INTEREST FROM THE OTHER.

17.02 Mediation. Any dispute, controversy or claim arising out of or related to this Commercialization Agreement, or the interpretation, application, breach, termination or validity thereof, including any claim of inducement by fraud or otherwise, which claim would, but for this provision, be submitted to arbitration under Section 17.01 shall, before submission to arbitration, first be mediated through non-binding mediation in accordance with The CPR Mediation Procedure then in effect of the International Institute for Conflict Prevention and Resolution (CPR) available at www.cpradr.org/m_proced.htm, except where that procedure conflicts with these provisions, in which case these provisions control. The mediation shall be conducted in Wilmington, Delaware and shall be attended by a senior executive with authority to resolve the dispute from each of the companies that are parties. The mediator shall be neutral, independent, disinterested and shall be selected from a professional mediation firm such as JAMS or CPR. The parties shall promptly confer in an effort to select a mediator by agreement. In the absence of such an agreement within 10 days of initiation of the mediation, the mediator shall be selected by CPR as follows: CPR shall provide the parties with a list of at least 15 names from the CPR Panels of Distinguished Neutrals. Each party shall exercise challenges for cause, two peremptory challenges, and rank the remaining candidates within 5 working days of receiving the CPR list. The parties may together interview the three top-ranked candidates for no more than one hour each and, after the interviews, may each exercise one peremptory challenge. The mediator shall be the remaining candidate with the highest aggregate ranking. The mediator shall confer with the parties to design procedures to conclude the mediation within no more than 45 days after initiation. Under no circumstances may the commencement of arbitration under Section 17.01 above be delayed more than 45 days by the mediation process specified herein absent contrary agreement of the parties. Each party agrees not to use the period or pendency of the mediation to disadvantage the other party procedurally or otherwise. No statements made by either side during the mediation may be used by the other or referred to during any subsequent proceedings. Each party has the right to pursue provisional relief from any court, such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration, even though mediation has not been commenced or completed.

ARTICLE 18

MISCELLANEOUS

18.01 Relationship of the Parties. The relationship of Animas and DexCom established by this Commercialization Agreement is that of independent contractors, and nothing contained herein shall be construed to (i) give either party any right or authority to create or assume any obligation of any kind on behalf of the other or (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking.

18.02 Entire Agreement. It is the mutual desire and intent of the parties to provide certainty as to their respective future rights and remedies against each other by defining the extent of their mutual undertakings as provided herein. The parties have, in this Commercialization Agreement, incorporated all representations, warranties, covenants, commitments and understandings on which they have relied in entering into this Commercialization Agreement, and, except as provided for herein, neither party makes any covenant or other commitment to the other concerning its future action. DexCom acknowledges that any discussions that DexCom and its employees and representatives have had with Animas and its employees and representatives, and any commitments that either party may have made, in the course of making the business arrangements covered by this Commercialization Agreement and negotiating the terms hereof, are not binding on the parties if not specifically included in this Commercialization Agreement. Accordingly, this Commercialization Agreement (including all Appendices hereto) and the Joint Development Agreement (including all Appendices thereto) (i) constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and there are no promises, representations, conditions, provisions or terms related thereto other than those set forth in this Commercialization Agreement and the Joint Development Agreement and (ii) supersede all previous understandings, agreements and representations between the parties, written or oral. No modification, change or amendment to this Commercialization Agreement shall be effective unless in writing signed by each of the parties hereto.

18.03 Construction. The Article and Section headings contained in this Commercialization Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Commercialization Agreement. The term “including” as used herein shall mean “including, without limitation.”

18.04 Notices. All notices, requests and other communications hereunder will be in writing and will be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other parties hereto:

If to Animas:	Animas Corporation
200 Lawrence Drive
West Chester, PA 19380
Attn: President

With a copy to:	Johnson & Johnson
Office of General Counsel
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
Attention: General Counsel, Medical Devices and Diagnostics

If to DexCom:	DexCom, Inc.
6340 Sequence Drive
San Diego, CA 92121
Attention: President & CEO

With a copy to:	DexCom, Inc.
6340 Sequence Drive
San Diego, CA 92121
Attention: Legal Department

or to such other place as either party may designate by written notice to the other in accordance with the terms hereof.

18.05 Failure to Exercise. The failure of either party to enforce at any time for any period any provision hereof shall not be construed to be a waiver of such provision or of the right of such party thereafter to enforce each such provision, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. Remedies provided herein are cumulative and not exclusive of any remedies provided at law.

18.06 Assignment. Neither party shall assign or otherwise transfer (by operation of law or otherwise) this Commercialization Agreement or any interest herein or right hereunder without the prior written consent of the other party, and any such purported assignment, transfer or attempt to assign or transfer any interest herein or right hereunder shall be void and of no effect; except that (i) each party may assign its rights or obligations hereunder without the prior consent of the other party to an Affiliate of such assigning party and (ii) each party may assign its rights and obligations hereunder without the prior consent of the other party to any third party that acquires all of such party’s assets related to this Commercialization Agreement, whether by means of a merger, sale of assets, exclusive license or otherwise. Subject to the foregoing sentence, this Commercialization Agreement shall bind and inure to the benefit of the parties hereto and each of their respective successors and assigns.

18.07 Severability. In the event that any one or more of the provisions (or any part thereof) contained in this Commercialization Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Commercialization Agreement or any other such instrument. Any term or provision of this Commercialization Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, to the extent the economic benefits conferred by this Commercialization Agreement to both parties remain substantially unimpaired, not affect the validity, legality or enforceability of any of the terms or provisions of this Commercialization Agreement in any other jurisdiction.

18.09 Counterparts. This Commercialization Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.10 Expenses. Each party shall pay all of its own fees and expenses (including all legal, accounting and other advisory fees) incurred in connection with the negotiation and execution of this Commercialization Agreement and the arrangements contemplated hereby.

18.11 Governing Law. This Commercialization Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any provisions that would give effect to the laws of a different jurisdiction.

The application to this Commercialization Agreement of the United Nations Convention on Contracts for the International Sale of Goods, as well as the application of any legislation that has or purports to have adopted such Convention into law for the jurisdiction concerned, are hereby excluded. The parties make such exclusions pursuant to the appropriate provisions in the legislation that adopted such Convention into law in the jurisdiction concerned.

18.12 Survival. Sections 2.01(a) and (b), 2.02, 5.01(a), 7, 8, 9, 11, 16, 17 and 18 shall survive the termination of this Commercialization Agreement in accordance with the respective terms thereof, and, in addition, any other terms of this Commercialization Agreement that contemplate survival following termination shall survive.

18.13 Bankruptcy. All rights and licenses granted under or pursuant to this Commercialization Agreement by one party to the other are, for all purposes of Section 365(n) of Title 11 of the Bankruptcy Code, licenses of rights to “intellectual property” as defined in the Bankruptcy Code. The parties agree that each party, as a licensee of such rights under this Commercialization Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Each party agrees during the term of this Commercialization Agreement to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, of all such licensed intellectual property. If a case is commenced by or against a party under the Bankruptcy Code, then, unless and until this Commercialization Agreement is rejected as provided in the Bankruptcy Code, the licensee party (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Bankruptcy Code trustee) shall either perform all of the obligations provided in this Commercialization Agreement to be performed by such licensee party or provide to the licensor party all such intellectual property (including all embodiments thereof) held by the licensee party and such successors and assigns, as the licensor party may elect in a written request, immediately upon such request. If a Bankruptcy Code case is commenced by or against a licensee party, this Commercialization Agreement is rejected as provided in the Bankruptcy Code and the licensor party elects to retain its rights hereunder as provided in the Bankruptcy Code, then the licensee party (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Bankruptcy Code trustee) shall provide to the licensor party all such intellectual property (including all embodiments thereof) held by the licensee party and such successors and assigns immediately upon the licensor party’s written request therefor. All rights, powers and remedies of the licensor party provided under this Article are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the Bankruptcy Code) in the event of any such commencement of a bankruptcy proceeding by or against the licensee party.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Commercialization Agreement to be executed by their duly authorized respective representatives as of the Effective Date.

DexCom, Inc.		Animas Corporation

By:	/s/ Terrance H. Gregg	By:	/s/ Michael Rechtiene
Name:	Terrance H. Gregg	Name:	Michael Rechtiene
Title:	President & CEO	Title:	President, Animas Corporation
Date:	January 12, 2009	Date:	January 12, 2009

LIST OF SCHEDULES AND EXHIBITS

Schedules:

A.	Integrated System
B.	Transfer Pricing
C.	Standard Warranties
D.	Insurance

Exhibits:

A.	Policy on the Employment of Young Persons
B.	Form of Quality Agreement
C.	J&J Universal Calendar

Schedule A

Purpose

[******]

Scope

[******]

Acronyms

[******]

Background

Clinical studies have demonstrated that good blood glucose control results in fewer disease-related complications for the insulin-dependent diabetes mellitus patient. The intent of insulin infusion pump therapy is to achieve a tighter, more physiologically continuous control of a patient’s blood glucose level than that which is provided by multiple, daily, bolus injections of insulin. In principle, the automatic subcutaneous infusion / administration of continuous (or near continuous) smaller doses of insulin will result in a decrease in the magnitude and frequency of deviations from the desired blood glucose level. Continuous glucose monitoring has dominated the discussion of diabetes technology for the past several years. CGM first became commercially available in 1999 when Cygnus launched its retrospective CGM product, the Glucowatch Biographer. Minimed followed with its retrospective product, CGMS Gold. Medtronic (Minimed) later launched its Paradigm Real-Time CGM and DexCom launched its CGM product, STS in the summer of 2006. With these launches patients finally had access to real-time CGM devices and CGM sensors that had a duration of wear of 3 days. Subsequent enhancements to features like the sensor duration, accuracy, and usability in water have improved the appeal of CGM. Yet usage of CGM is limited with the primary barrier being a lack of CGM reimbursement for nearly all patients, and an average daily cost of CGM ranging from about $8 to $12 per day and an initial start-up cost ranging from $600 to $1000.

[******]

The DexCom Seven Continuous Glucose Monitoring System aids in the detection of episodes of hyperglycemia and hypoglycemia, facilitating both acute and long-term therapy adjustments, which may minimize these excursions. The Unity integrated pump and CGM sensor will utilize parts of the previously released Animas 2020 portable, ambulatory insulin infusion pump and DexCom Inc’s proven and widely available CGM sensor technology to present CGM readings on the pumps display instead of the DexCom Receiver. [******]

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

[******][******]

[******]

[******]

DxCom

Components

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

[******]

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Unity CGM System Requirements:

General System Requirements:

Requirement Number	Description	Status
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]

Sensor Requirements:

Requirement Number	Description	Status
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Pump Requirements:

Requirement Number	Description	Status
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Batteries:

Requirement Number	Description	Status
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]

Communication between CGM sensor and the Insulin Pump:

Requirement Number	Description	Status
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]

CGM sensor and Pump RF Performance:

Requirement Number	Description	Status
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Reliability Requirements:

Requirement Number	Description	Status
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]

Operational Requirements:

Requirement Number	Description	Status
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]

Companion Software Requirements:

Requirement Number	Description	Status
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]
[******]	[******]	[******]

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Schedule B

Transfer Pricing

Product	Price (ea)
SEVEN Transmitter [******]	$	[******]
SEVEN Sensor	$	[******]

1.	For the [******] after the Commercial Launch Date, Animas must purchase at least [******] Transmitters and [******]Sensors in order to maintain the pricing set forth above for such period. If Animas fails to purchase such amount of Sensors, then the price per Sensor shall be $[******] and if Animas fails to purchase such amount of Transmitters, then the price per Transmitter shall be $[******] in each case for such period and Animas shall make a payment to DexCom to compensate it for such price differential.

2.	For each [******] period following the [******] of the Commercial Launch Date, Animas must purchase at least [******]Transmitters and [******] Sensors in order to maintain the pricing set forth above for such period. If Animas fails to purchase such amount of Sensors, then the price per Sensor shall be $[******] and if Animas fails to purchase such amount of Transmitters, then the price per Transmitter shall be $[******] in each case for such period and Animas shall make a payment to DexCom to compensate it for such price differential.

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Schedule C

Standard Warranties

DexCom Warranty

Warranty Information	Animas Warranty

Animas warrants that your insulin pump will be free from defects in material and workmanship, under normal use and conditions, for a period of four years from the date of purchase by the original purchaser. This limited warranty extends only to the original purchaser.

If, during the warranty period, your pump should fail because of a defect in material or workmanship, it may be returned to Animas and Animas will repair or replace your pump with a new or recertified pump, at Animas’ option, without charge to the purchaser. Freight and transportation charges, where applicable, incurred in shipping your pump to be repaired or replaced under this limited warranty will be paid by Animas. In the event your pump is replaced or repaired under this warranty, the warranty period shall not be extended.

This limited warranty is valid only if your pump is used in accordance with the manufacturer’s instructions. This limited warranty does not extend to any damage as a result of the following:

•	Changes or modifications to your pump by the user or any third person after the date of manufacture;

•	Service or repairs performed by any person or entity other than an Animas authorized service person;

•	A force majeure or other event beyond the control of Animas; or

•	Negligence, misuse or abuse of your pump by the user or any other third person, including, but not limited to, improper storage of or physical abuse such as dropping or otherwise damaging your pump.

This limited warranty does not cover batteries, infusion sets, cartridges or other pump accessories.

Except as expressly set forth in this limited warranty, all other warranties are expressly disclaimed and excluded, including without limitation, any warranties of merchantability or fitness for a particular purpose.

The remedies provided for in this warranty are the exclusive remedies available in the event of any breach hereof. Except for such remedies, Animas, its suppliers, and its distributors shall not be liable for any losses, liabilities, claims or damages of any kind or nature whatsoever, including, without limitation, any indirect, consequential, incidental or special damages, caused by or arising from a defect of your pump.

Schedule D

Insurance Requirements

1.0	Definitions

“DexCom” includes DexCom and its Affiliates and contractors.

2.0	Insurance Requirements

DexCom shall procure and maintain, at all times, and at its own expense, during the Term of the Agreement the types of insurance(s) specified below. For product liability/completed operations, insurance coverage will remain in effect for at least [******] after termination of the Agreement.

A.	Commercial General Liability

DexCom shall provide coverage on a Commercial General Liability Occurrence Coverage Form (or equivalent) including coverage for product liability/completed operations with limits of not less than $[******]each occurrence and $[******]annual aggregate. Such insurance shall include worldwide coverage including coverage for USA jurisdiction claims and occurrences. Any exclusions or amendments to the policy form must be disclosed to Animas. DexCom’s policy shall specifically include Animas, its subsidiaries, and its directors, officers and employees, as Additional Insureds. DexCom’s policy shall also specifically waive any rights of subrogation against Animas, its subsidiaries, and its directors, officers and employees. DexCom shall supply Animas with the above proof of insurance and forms as required upon the signing of this Agreement, but Animas’ failure to demand such proof or forms shall not waive Animas’ rights to such coverage as specified herein.

B.	Excess Liability

DexCom shall provide Umbrella Liability coverage with a limit of liability no less than $[******]each occurrence, $[******] annual aggregate.

E.	Miscellaneous

All insurance companies must be authorized to do business in the States where business is being transacted covering all operations under this Agreement. All insurance companies must be rated A or better with a financial rating of VII or better in the most recent A. M. Best’s Rating Guide.

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

All insurance policies shall provide for thirty days (30) days’ prior written notice to Animas of cancellation or non-renewal.

Certificates of insurance for all required coverages shall be provided to Animas on the Effective Date. Copies of the required endorsements to the policies shall also be provided to Animas at that time or when appropriate. Failure by Animas to request such copies or documents shall not waive Animas’ rights to coverage under this Agreement.

Exhibit A

Policy on the Employment of Young Persons

Child Labor Employment Practices: DexCom agrees to comply with the following Animas Corporate Policy relating to the Employment of Young Persons:

(a) No person under the age of 16 shall be employed. No person between the ages of 16 and 18 shall be employed unless such employment is in compliance with the health, safety and morals provisions of the International Labor Organizations Convention 138 Concerning Minimum Age.

(b) No young person (under age 18) shall be required to work more than 48 regular hours and 12 hours overtime per week nor more than six (6) days per week.

(c) No young person (under age 18) shall be employed unless such employment is in compliance with all applicable laws and regulations concerning, age, hours, compensation, health and safety.

Exhibit B

Form of Quality Agreement

[To be subsequently attached in accordance with Section 6.06.]

Exhibit C

J&J Universal Calendar

Q1	[	******]
Q2	[	******]
Q3	[	******]
Q4	[	******]
Q1	[	******]
Q2	[	******]
Q3	[	******]
Q4	[	******]
Q1	[	******]
Q2	[	******]
Q3	[	******]
Q4	[	******]
Q1	[	******]
Q2	[	******]
Q3	[	******]
Q4	[	******]
Q1	[	******]
Q2	[	******]
Q3	[	******]
Q4	[	******]
Q1	[	******]
Q2	[	******]
Q3	[	******]
Q4	[	******]

[******] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.